UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is $0.02 per share. The noteholders also received a total of 1,200,000,000 warrants to purchase our common stock at $0.02 per share.

On May 4, 2006, a noteholder converted $35,000 of outstanding principal balance plus accrued interest of $451.12 into 1,772,556 shares of common stock pursuant to the terms of his note at $0.02 per share.

On May 18, 2006, five noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $168,750 for 8,437,500 shares of our common stock. One of the noteholders was David Hochman, one of our directors. Mr. Hochman exercised 1,875,000 shares for $37,500.

On May 19, 2006, four noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $247,500 for 12,375,000 shares of our common stock.

On May 22, 2006, five noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $331,250 for 16,562,500 shares of our common stock.

The 37,375,000 warrant exercise shares and the 1,772,556 note conversion shares were issued to the accredited investor noteholders pursuant to the Securities Act Section 4(2) and Section 3(a)(9) registration exemptions, respectively.

As previously reported, our placement agent in the 2006 Private Placement, Spencer Trask Ventures, Inc. ("STVI") is entitled to receive $0.01 and an additional seven-year placement agent warrant for each five noteholder warrants which are exercised. The exercise price of the additional placement agent warrants will be at $0.02 per share. STVI, which is an affiliate of Kevin Kimberlin, who is a director and major stockholder of us, and of Mr. Hochman, has allocated a portion of the additional placement agent warrants to various brokers and employees (including Mr. Hochman) and its parent company. As a result of the exercise of 37,375,000 noteholder warrants as described above, STVI became entitled to $74,750 in cash and 7,475,000 additional placement agent warrants. These additional placement agent wrrants will be issued to STVI and its assignees pursuant to the Securities Act Section 4(2) registration exemption.

The aggregate outstanding principal balance of the notes is now $7,952,500.

This is a complete refiling of the 8-K filed previously today with corrections.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

May 22, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer & Chief Financial Officer